Exhibit 10.12

Between

HUANG WANG

and

SHUNYUAN KAIHUA (BEIJING) TECHNOLOGY CO., LTD.

LOAN AGREEMENT

NOVEMBER 3, 2017

LOAN AGREEMENT

This LOAN AGREEMENT (this “Agreement”) is entered into on November 3, 2017 at             , by and between:

1.	HUANG WANG, a national of the People’s Republic of China, Identity Card No.: 340104197511022019 (the “Borrower”)

2.	SHUNYUAN KAIHUA (BEIJING) TECHNOLOGY CO., LTD., a wholly foreign-owned enterprise incorporated under the laws of the PRC with its registered address at Unit 206-2, Level 2, Block 23, No. 8 Dong Bei Wang West Road, Haidian District, Beijing (the “Lender”).

(in this Agreement, each of the above individually being referred to as a “Party”, collectively the “Parties”.)

WHEREAS:

1.	Anhui Huami Information Technology Co., Ltd. (“Anhui Huami”) is a limited company incorporated under the laws of the PRC, whose registered address is at Room 1201, Block A4, National Cartoon and Animation Industry Base, No. 800 Wang Jiang West Road, Hi-Tech Industry Development Zone, Hefei, with a registered capital of RMB 3,017,957. The Borrower is an existing and registered shareholder of Anhui Huami, who has subscribed and paid RMB 1,656,667 representing 54.8937% of the registered capital of Anhui Huami;

2.	For the purpose of the offshore restructuring of Anhui Huami, Tianjin Jinxing Investment Co., Ltd. (“Tianjin Jinxing”) entered in to a share transfer agreement with the Borrower on January 16, 2015, pursuant to which Tianjin Jinxing transferred to the Borrower its shares representing RMB 666,667 in the registered capital of Anhui Huami at the price of RMB 15,000,000 (the “Share Transfer Price”). In the meantime, pursuant to the series A financing documents of Huami Corporation (the “Cayman Company”) signed by the relevant parties on April 29, 2015, People Better Limited (“People Better”), a related offshore entity of Tianjin Jinxing, subscribed for 35,820,896 series A preference shares of the Cayman Company at an aggregate amount of USD 1,225,310 (the “Share Subscription Amount”) all at offshore level;

3.	The Lender is a domestic subsidiary 100% indirectly owned by the Cayman Company;

4.	As of the date of this Agreement, the Borrower has not paid the Share Transfer Price to Tianjin Jinxing, and People Better has not paid the Share Subscription Amount to the Cayman Company. For the purpose of completing the payments of the above-mentioned Share Transfer Price and the subsequent Share Subscription Amount under the restructuring arrangement, the Lender hereby agrees to provide to the Borrower a loan of RMB 15,000,000, to be used by the Borrower for the payment of the Share Transfer Price to Tianjin Jinxing;

5.	For the purpose of enabling the Lender to control Anhui Huami through agreements, the Lender and Anhui Huami and its shareholders have, on April 29, 2015, executed and on November 3, 2017 restated the Exclusive Consultation and Service Agreement, Exclusive Option Agreement, Equity Pledge Agreement, Shareholder Voting Proxy Agreement and a series of control agreements (“Anhui Huami Control Agreements”). Pursuant to the above-mentioned Equity Pledge Agreement, the Borrower has pledged all of its equity interests in Anhui Huami to the Lender (the “Share Transfer Agreement”).

THEREFORE, to confirm the above matters and to determine the rights and obligations of the Parties in connection therewith, the Parties hereby execute this Agreement and expressly agree as follows:

ARTICLE 1 DEFINITIONS

1.1	In this Agreement:

“Indebtedness” means the outstanding amount of the Loan;

“Effective Date” means the date on which the Parties duly execute this Agreement;

“Loan” means the loan in RMB provided by the Lender to the Borrower;

“PRC” means the People’s Republic of China, for the purpose of this Agreement, excluding Hong Kong, Macau and Taiwan;

“Such Rights” has the meaning ascribed to it in Article 10.5 of this Agreement.

1.2	Reference to the terms used in this Agreement shall be construed as follows:

“Article” means any article of this Agreement, unless otherwise specified in this Agreement;

“taxes and fees” include any tax, fee, duty or other charges of a similar nature (including without limitation, any penalty or interest as a result of failure or delay in payment of such taxes or fees);

“Borrower” and “Lender” includes their respective successors or assigns permissible under their respective interests.

ARTICLE 2 AMOUNT, PURPOSE AND INTEREST RATE OF THE LOAN

2.1	The Parties hereby confirm that the principal amount of the Loan provided by the Lender to the Borrower is in an aggregate amount of RMB Fifteen Million (RMB 15,000,000);

2.2	The Parties hereby acknowledge that the Loan under this Agreement shall only be applied by the Borrower for the payment of the Share Transfer Price;

2.3	The Lender shall make available the amount of the Loan to the Borrower’s designated account within five (5) business days from the date of this Agreement;

2.4	The interest rate of the Loan under this Agreement shall be zero. In other words, no interest shall be payable under this Agreement.

ARTICLE 3 SECURITY

The Loan under this Agreement shall be secured by the equity pledge over the equity shares held by the Borrower in Anhui Huami. For the intention and purpose of the Anhui Huami Control Agreements and this Article, the Borrower, the Lender and other relevant parties have, on April 29, 2015 executed and on November 3, 2017 restated the Equity Pledge Agreement, pursuant to which the Borrower shall pledge all of its equity interests in Anhui Huami (representing RMB 1,656,667 in Anhui Huami’s registered capital) to the Lender (the “Pledged Equity Interests”). The Parties hereby confirms that RMB 666,667 of the Pledged Equity Interests shall be used as security for the Loan under this Agreement, and the Borrower hereby grants a first ranking pledge in favour of the Lender.

ARTICLE 4 TERM OF THE LOAN

The term of the Loan under this Agreement shall be ten (10) years, commencing from the Effective Date of this Agreement. The Parties hereby unanimously agree that, unless the Lender instructs otherwise, the term of the Loan shall be automatically extended for another one (1) year upon its first expiration and the subsequent expiration of any extended term, until the Loan has been repaid in full by the Borrower in accordance with this Agreement.

ARTICLE 5 REPAYMENT

5.1	Unless otherwise agreed by the Parties, no Loan under this Agreement shall be deemed to be repaid by the Borrower to the Lender until the Borrower has transferred the registered capital of Anhui Huami amounting to RMB 666,667 owned by it to the Lender or any third party designated by it upon the Lender’s request.

5.2	Upon disbursement of the Loan, the Borrower shall not prepay any part of the Loan which has been disbursed under this Agreement by cash or any method other than the transfer of shares, without the prior written consent of the Lender.

5.3	The Borrower shall not, without the prior written consent of the Lender, transfer any of its equity interests in Anhui Huami to any third party or otherwise dispose of any of such equity interests (including without limitation, creating any pledge over such equity interests, except for the equity pledge created under the Equity Pledge Agreement executed on April 29, 2015 and restated on November 3, 2017 by the relevant parties).

ARTICLE 6 TAXES AND FEES

The Lender shall bear all the taxes and fees in connection with the Loan.

ARTICLE 7 CONFIDENTIALITY

7.1	Notwithstanding the termination of this Agreement, the Borrower shall be obliged to keep in strict confidence (i) the execution, performance and all contents of this Agreement, and (ii) the trade secrets, proprietary and customer information of the Lender which are acquired during the entering into and the performance of this Agreement (collectively, the “Confidential Information”). The Borrower shall only use such Confidential Information for the purpose of performing its obligations under this Agreement. The Borrower shall not reveal any of such Confidential Information to any third party without the written consent of the Lender, otherwise the Borrower shall be liable for breach of contract and the losses caused to the Lender.

7.2	Upon the termination of this Agreement, the Borrower shall, at the request of the Lender, return, destroy or otherwise dispose of all documents, materials or software containing the Confidential Information, and cease to use such Confidential Information.

7.3	Notwithstanding anything to the contrary in this Agreement, this Article 5 shall survive the suspension or termination of this Agreement.

ARTICLE 8 NOTICES

8.1	Any notice, request, demand and other correspondence required to be given or made pursuant to this Agreement shall be made in writing and delivered to relevant Parties.

8.2	Such notices or other correspondence shall be deemed to be duly served upon transmission if sent by fax or telex, or upon delivery if sent by hand, or five (5) days after posting if sent by mail.

ARTICLE 9 LIABILITIES FOR BREACH OF CONTRACT

9.1	The Borrower undertakes that it shall be responsible for all the liabilities and damages and keep the Lender fully indemnified for any action, charge, claim, cost, damage, demand, expense, liability, loss and proceeding as a result of the breach by the Borrower of any of its obligations under this Agreement.

9.2	Notwithstanding anything to the contrary in this Agreement, this Article shall survive the suspension or termination of this Agreement.

ARTICLE 10 MISCELLANEOUS

10.1	This Agreement is made in Chinese in two (2) originals with each Party holding one (1) original.

10.2	The formation, effectiveness, performance, amendment, interpretation and termination of this Agreement shall be governed by the PRC laws.

10.3	Any dispute arising hereunder and in connection herewith shall be settled through consultations between the Parties, and if the Parties are unable to reach an agreement within thirty (30) days from the occurrence of the dispute, such dispute shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules thereof then in effect. The place of arbitration shall be in Beijing, and the language to be used in arbitration shall be Chinese. The award of arbitration shall be final and equally binding on the Parties of this Agreement.

10.4	No right, power or remedy of a Party under any provision of this Agreement shall preclude such Party from any other right, power or remedy of it under the laws and other provisions of this Agreement, nor shall any exercise of any right, power or remedy by a Party preclude such Party from exercising any other right, power or remedy.

10.5	No failure or delay by any Party in exercising any right, power and remedy (the “Rights”) pursuant to this Agreement or laws shall be deemed as a waiver of such Rights, and no single or partial waiver of any of the Rights of a Party shall preclude any other exercise of it or the exercise of any other Rights.

10.6	The headings of the Articles in this Agreement are inserted for the convenience of reference only, and under no circumstances shall be used in or otherwise affect the construction of this Agreement.

10.7	Each provision contained in this Agreement shall be severable and independent from other provisions, and in the event that any one or more provisions of this Agreement are held invalid, illegal or unenforceable at any time, the validity, legality or enforceability of the remaining provisions shall not be affected or impaired in any way.

10.8	Any amendments or supplements to this Agreement shall be made in writing and come into effect upon due execution by the Parties hereto.

10.9	The Borrower shall not assign any of its rights and/or obligations hereunder to any third parties without the prior written consent of the Lender. The Lender shall be entitled to assign any of its rights and/or obligations hereunder to any third party designated by it with prior notice of such assignment to the Borrower.

10.10	This Agreement shall be binding on the legal assigns or successors of the Parties.

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IN WITNESS WHEREOF, this Loan Agreement has been executed by the following Parties on the date and at the place first above written.

HUANG WANG

By:	/s/ Huang Wang

SHUNYUAN KAIHUA (BEIJING) TECHNOLOGY CO., LTD.

(Company seal: /s/ Shunyuan Kaihua (Beijing) Technology Co., Ltd.)

By:	/s/ Huang Wang
Name:	Huang Wang
Title:	Legal Representative